Exhibit 10.3.02
EDGIO, INC.
AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN
NOTICE OF GRANT OF RESTRICTED STOCK UNITS

Unless otherwise defined herein, the terms defined in the Edgio, Inc. Amended and Restated 2007 Equity Incentive Plan (as amended from time to time, the “Plan”) will have the same defined meanings in this Notice of Grant of Restricted Stock Units (the “Notice of Grant”) and the Terms and Conditions of Restricted Stock Unit Grant, attached hereto as Exhibit A (together the “Award Agreement”).
Participant:
Address:
Participant has been granted the right to receive an Award of Restricted Stock Units, subject to the terms and conditions of the Plan and this Award Agreement, as follows:
Grant Number:
Date of Grant:
Number of Restricted Stock Units:
Vesting Commencement Date: January 1, 2023 (the “Vesting Commencement Date”)
Vesting Schedule:
Subject to any acceleration in the Plan or the Award Agreement, the Restricted Stock Units shall vest on the vesting dates specified in the following schedule (each, a “Vesting Date”) so long as the Participant continues as a Service Provider of the Company or its Affiliates on such Vesting Dates.

Incremental Number of Restricted Stock Units Vested*	Vesting Date
One-Third (1/3)	December 31, 2023
One-Third (1/3)	December 31, 2024
One-Third (1/3)	December 31, 2025
**In the event the Restricted Stock Units granted hereunder are not divisible by three (3), any fractional Restricted Stock Unit will be rounded and the sum of the fractional amounts will vest over the term of the grant in accordance with Fidelity’s automated vesting methodology for fractional amounts.
All Restricted Stock Units not yet vested upon Participant’s termination as a Service Provider for any reason shall automatically be forfeited as of the date of such termination.
Notwithstanding the foregoing, in the event that Participant is terminated as a Service Provider (i) without Cause, or (ii) due to death or Disability, or (iii) Participant resigns for Good Reason, then the number of Restricted Stock Units equal to the Pro-Rated Amount shall immediately become vested on the date of such termination and all other unvested Restricted Stock Units shall automatically be forfeited as of the date of such termination (the “Termination Right”). The Termination Right shall be conditioned on the Participant’s execution of a release

Exhibit 10.3.02
of claims and separation agreement with the Company (on the form provided to the Participant by the Company) that becomes effective and irrevocable within sixty (60) days following the date of such termination.
“Pro-Rated Amount” shall (A x B) – C, where
A = the total number of Restricted Stock Units granted under this Award Agreement
B = fraction with the numerator equal to the number of days Participant was a Service Provider between the Vesting Commencement Date and the date of Participant’s termination and the denominator equal to 1,095
    C = the number of Restricted Stock Units that have previously vested.
In no event can the Pro-Rated Amount be greater than the total number of Restricted Stock Units granted under this Award Agreement.
Furthermore, notwithstanding the foregoing, if Participant has entered into an employment agreement with the Company (as amended from time to time, the “Executive Agreement”), then in the event of a termination of Participant as a Service Provider without Cause or for Good Reason, in either case during the period commencing 3 months prior to a Change in Control and ending 12 months following the Change in Control, then subject to Participant’s execution of a release of claims and separation agreement with the Company (on the form provided to the Participant by the Company) that becomes effective and irrevocable within sixty (60) days following the date of such termination, any Restricted Stock Units that are unvested and outstanding shall fully vest on the date of such termination (or Change in Control, if later).
The Administrator may at any time accelerate the vesting schedule specified herein.
In the event Participant has entered into an Executive Agreement and such Executive Agreement provides greater benefits than set forth in this Agreement, Participant shall be entitled to receive the benefits under the Executive Agreement in lieu of the benefits under this Agreement.

For purposes of this Agreement:
“Cause” shall have the meaning as set forth in Participant’s Executive Agreement, if any. In the case that such Executive Agreement does not contain a definition of “Cause,” it shall mean (i) Participant’s dishonest statements or acts with respect to the Company or any affiliate of the Company, or any current or prospective customers, suppliers vendors or other third parties with which such entity does business; (ii) the Participant’s commission of (A) a felony or (B) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud; (iii) Participant’s failure to perform his or her assigned duties and responsibilities to the reasonable satisfaction of the Company which failure continues, in the reasonable judgment of the Company, after written notice given to Participant by the Company; (iv) Participant’s gross negligence, willful misconduct or insubordination with respect to the Company or any affiliate of the Company; or (v) Participant’s material violation of any provision of any agreement(s) between Participant and the Company relating to noncompetition, nonsolicitation, nondisclosure and/or assignment of inventions.
“Good Reason” shall have the meaning as set forth in Participant’s Executive Agreement, if any. In the case that such Executive Agreement does not contain a definition of “Good Reason,” it shall mean any of the following, without Participant’s consent: (i) a material diminution in Participant’s base salary except for across-the-board salary reductions similarly affecting all or substantially all similarly situated employees of the Company or (ii) a change of more than 50 miles in the geographic location at which Participant provides services to the

Exhibit 10.3.02
Company, so long as Participant provides at least 90 days’ notice to the Company following the initial occurrence of any such event and the Company fails to cure such event within 30 days thereafter.
By Participant’s signature and the signature of the Company’s representative below, Participant and the Company agree that this Award of Restricted Stock Units is granted under and governed by the terms and conditions of the Plan and this Award Agreement. Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Plan and Award Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Award Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated below.

Exhibit 10.3.02

PARTICIPANT

Signature    Date:

[RSU Signature Page – 2007 Plan – Executive ]

Exhibit 10.3.02

EXHIBIT A
TERMS AND CONDITIONS OF
RESTRICTED STOCK UNIT GRANT

1.Grant. The Company hereby grants to the Participant named in the Notice of Grant (the “Participant”) under the Plan an Award of the Restricted Stock Units listed in the Notice of Grant, subject to all of the terms and conditions in this Award Agreement and the Plan, which is incorporated herein by reference. Subject to Section 20(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan will prevail.
2.Company’s Obligation to Pay. Each Restricted Stock Unit represents the right to receive a Share on the applicable Vesting Date. Unless and until the Restricted Stock Units vest in the manner set forth in Section 3, Participant will have no right to payment of any such Restricted Stock Units. Prior to actual payment of any vested Restricted Stock Units, such Restricted Stock Units will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.
3.Vesting of Restricted Stock Units. The Restricted Stock Units shall vest in accordance with the schedule set forth in the Notice of Grant.
4.Forfeiture upon Termination of Status as a Service Provider. Subject to Section 3, if any Restricted Stock Units have not vested as of the time of Participant’s termination as a Service Provider for any or no reason, such unvested Restricted Stock Units shall automatically and without notice terminate and be forfeited, and neither the Participant nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such unvested Restricted Stock Units.
5.Issuance of Shares. As soon as practicable following a Vesting Date (but in no event later than two and one-half months after the end of the year in which the Vesting Date occurs), the Company shall issue to the Participant the number of Shares equal to the aggregate number of Restricted Stock Units that have vested pursuant to the terms and conditions of this Award Agreement on such date and the Participant shall thereafter have all the rights of a stockholder of the Company with respect to such Shares. Notwithstanding anything in the Plan or this Award Agreement to the contrary, if the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units is accelerated in connection with Participant’s termination as a Service Provider (provided that such termination is a “separation from service” within the meaning of Section 409A, as determined by the Company), other than due to death, and if (a) Participant is a “specified employee” within the meaning of Section 409A at the time of such termination as a Service Provider and (b) the payment of such accelerated Restricted Stock Units will result in the imposition of additional tax under Section 409A if paid to Participant on or within the six (6) month period following Participant’s termination as a Service Provider, then the payment of such accelerated Restricted Stock Units will not be made until the date six (6) months and one (1) day following the date of Participant’s termination as a Service Provider, unless the Participant dies following his or her termination as a Service Provider, in which case, the Restricted Stock Units will be paid in Shares to the Participant’s estate as soon as practicable following his or her death. It is the intent of this Award Agreement to comply with the requirements of Section 409A so that none of the Restricted Stock Units provided under this Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply. For purposes of this Award Agreement, “Section 409A” means Section 409A of the Code, and any proposed, temporary or final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.

Exhibit 10.3.02
6.Death of Participant. Any distribution or delivery to be made to Participant under this Award Agreement will, if Participant is then deceased, be made to Participant’s designated beneficiary, or if no beneficiary survives Participant, the administrator or executor of Participant’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.
7.Withholding of Taxes. Notwithstanding any contrary provision of this Award Agreement, no certificate representing the Shares will be issued to Participant, unless and until satisfactory arrangements (as determined by the Administrator) will have been made by Participant with respect to the payment of income, employment and other taxes which the Company determines must be withheld with respect to such Shares. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit Participant to satisfy such tax withholding obligation, in whole or in part (without limitation) by (a) paying cash, (b) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the minimum amount required to be withheld, (c) delivering to the Company already vested and owned Shares having a Fair Market Value equal to the amount required to be withheld, or (d) selling a sufficient number of such Shares otherwise deliverable to Participant through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. To the extent determined appropriate by the Company in its discretion, it will have the right (but not the obligation) to satisfy any tax withholding obligations by reducing the number of Shares otherwise deliverable to Participant. If Participant fails to make satisfactory arrangements for the payment of any required tax withholding obligations hereunder at the time any applicable Restricted Stock Units otherwise are scheduled to vest pursuant to this Award Agreement, Participant will permanently forfeit such Restricted Stock Units and any right to receive Shares thereunder and the Restricted Stock Units will be returned to the Company at no cost to the Company.
8.Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant. After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.
9.Section 409A of the Code. This Award Agreement shall be interpreted in such a manner that all provisions relating to the settlement of the Award are exempt from the requirements of Section 409A of the Code as “short-term deferrals” as described in Section 409A of the Code.
10.No Obligation to Continue Service Relationship. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Award Agreement to continue the Participant as a Service Provider and neither the Plan nor this Award Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the Participant as a Service Provider at any time.
11.Address for Notices. Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company at Edgio, Inc., 11811 N. Tatum Blvd, Suite 3031, Phoenix, Arizona 85028, or at such other address as the Company may hereafter designate in writing.
12.Grant is Not Transferable. Except to the limited extent provided in Section 6, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge,

Exhibit 10.3.02
hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.
13.Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Award Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
14.Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. Where the Company determines that the delivery of the payment of any Shares will violate federal securities laws or other applicable laws, the Company will defer delivery until the earliest date at which the Company reasonably anticipates that the delivery of Shares will no longer cause such violation. The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.
15.Plan Governs. This Award Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Award Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Award Agreement will have the meaning set forth in the Plan and the Notice of Grant.
16.Administrator Authority. The Administrator will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement.
17.Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to Restricted Stock Units awarded under the Plan or future Restricted Stock Units that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.
18.Agreement Severable. In the event that any provision in this Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement.
19.Modifications to the Agreement. This Award Agreement, the Plan and the applicable provisions of any employment agreement between the Company and Participant, if any, constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Award Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems

Exhibit 10.3.02
necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection to this Award of Restricted Stock Units.
20.Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received an Award of Restricted Stock Units under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.
21.Data Privacy Consent. In order to administer the Plan and this Award Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Award Agreement (the “Relevant Information”). By entering into this Award Agreement, the Participant (a) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (b) waives any privacy rights Participant may have with respect to the Relevant Information; (c) authorizes the Relevant Companies to store and transmit such information in electronic form; and (d) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Participant shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.
22.Governing Law. This Award Agreement will be governed by the laws of the State of Arizona, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Award of Restricted Stock Units or this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Arizona, and agree that such litigation will be conducted in the courts of Maricopa County, Arizona, or the federal courts for the United States for the District of Arizona, and no other courts, where this Award of Restricted Stock Units is made and/or to be performed.